EXHIBIT 10.4

AXOGEN, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant: [.]

Restricted Stock Units Total Number [.]

Award Agreement Plan Name:  AxoGen, Inc. 2010 Incentive Stock Plan

Award Date: [.]

This Agreement, dated as of the [.] day of [.] (the “Grant Date”), is between AxoGen, Inc., a Minnesota corporation (the “Company”), and the Participant. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company’s 2010 Incentive Stock Plan, as Amended and Restated as of April 5, 2017 (the “Plan”).

1.    Grant and Acceptance of Award. The Company hereby indicates its award to the Participant that number of retention-based Restricted Stock Units (the “Units”) set forth herein (the “Award”). Each Unit is equivalent in value to one share of Company Common Stock, par value $.01 per share (“Share”) and represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, vesting and other conditions set forth herein.  The Award is intended to be granted pursuant to, and is subject to the terms and conditions of, this Agreement and the provisions of the Plan.

2.    Eligibility Conditions upon Award of Units. The Participant hereby acknowledges the intent of the Company to award Units subject to certain eligibility, vesting and other conditions set forth herein.

3.    Vesting.  All of the Units are nonvested and forfeitable as of the Grant Date.  So long as the Participant’s employment is continuous from the Grant Date through each of the dates below as to the particular number of Units identified (the “Vesting Dates”), the number of Units corresponding to such Vesting Date will become vested and nonforfeitable as of the Vesting Date, subject to the accelerated vesting provisions in Section 7 of this Agreement.  Subject to the timing conditions described in Section 6 of this Agreement, Units will be the settled by the Company via the issuance of Shares on the Vesting Date.

On or after each of the following dates	Percentage of Units vested per corresponding date
[.]	50.0%
[.]	25%
[.]	25%

4.   Timing of Settlement.  The Units will be settled by the Company, via the issuance of Shares as described herein, on the date that the Units become vested and nonforfeitable.  However, if a scheduled issuance date falls on a Saturday, Sunday or federal holiday, such issuance date shall instead fall on the next following day that the principal executive offices of the Company are open for business.

5.    Participant’s Rights in the Shares. The Shares, if and when issued hereunder, shall be registered in the name of the Participant and evidenced in the manner as the Company may determine. During the period prior to the issuance of Shares, the Participant will have no rights of a shareholder of the Company with respect to the Shares, including no right to receive dividends or vote the number of Shares underlying each Award.

6.    Termination of Employment -- Eligibility Conditions.  Except as set forth in Section 7, if the employment of the Participant with the Company is terminated or the Participant separates from the Company for any reason (including death or Disability) prior to the Vesting Date, none of the Units will become vested.  For the avoidance of doubt, no additional Units will become vested in the event that the Participant’s employment is terminated due to death or Disability.

7.    Change in Control of the Company.

(a)   If a Change in Control occurs prior to the Vesting Date,  any nonvested Units shall immediately become vested and nonforfeitable in the event that within twelve months following the Change in Control the Participant is terminated without Cause or leaves the Company for Good Reason. For the avoidance of doubt, no additional vesting shall occur in the event that the Participant’s employment is terminated due to death or Disability following a Change in Control.

(b)   For purposes of this Agreement, termination by the Company of the Participant’s employment for “Cause” shall mean termination upon (i) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his Disability), after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties, and the Participant has failed to resume substantial performance of his duties on a continuous basis within 30 days of receiving such demand, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) the Participant’s conviction of a felony.  For purposes of this Section 7(b), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Failure to perform duties with the Company during any period of Disability shall not constitute Cause.

(c)   For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an

“Acquiring Person”);

(ii)   the “Continuing Directors” (as hereinafter defined) shall cease to constitute a majority of the Company’s Board of Directors during a 12 month period; or

(iii) there should occur: (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which: i. the Company is the surviving corporation and ii. the shareholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(d)   For purposes of this Agreement, a “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who: (i) was a member of the Company’s Board of Directors on the Grant Date, or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

(e)   For purposes of this Agreement, the term “Disability” shall be defined in accordance with the meaning proscribed in Section 22(e)(3) of the Code.

(f)    For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following:

(i)    the assignment to Participant of duties materially inconsistent with his/her position (including status, offices, titles, and reporting requirements), authorities or other responsibilities as in effect immediately prior to the Change in Control of the Company, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by Participant; or

(ii)   a  material reduction by the Company in Participant's base salary as in effect on the date hereof and as the same shall be increased from time to time hereafter.

8.      Issuance of Shares. The Company shall not be obligated to issue any Shares until:

(i)  all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the Shares have been listed or authorized for listing upon official notice to NASDAQ or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s legal department.

9.      Tax Withholding. The Participant shall be responsible for the payment of any taxes of any kind required by any national, state or local law to be paid with respect to the Units or the Shares to be awarded hereunder, including, without limitation, the payment of any applicable withholding, income, social and similar taxes or obligations (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligations of the Company or any Affiliate which arise in connection with the Shares by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to the Participant by the Company or any Affiliate, (ii) causing the Participant to tender a cash payment, or (iii) withholding Shares from the Shares issued or otherwise issuable to the Participant in connection with the Units with a Fair Market Value (measured as of the date Shares are issued to the Participant pursuant to Section 4) equal to the amount of such Withholding Taxes; provided, however, that the number of Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes or such other rate that will not trigger a negative accounting impact. The Participant shall satisfy the Participant’s responsibility to pay any other withholding, income, social or similar tax obligations with respect to the Shares. The Participant agrees to indemnify the Company against any and all liabilities, damages, costs and expenses that the Company may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any taxes. The obligations of the Company under this Agreement and the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.    Investment Intent. The Participant acknowledges that the acquisition of the Shares to be issued hereunder is for investment purposes without a view to distribution thereof.

11.    Limits on Transferability; Restrictions on Shares; Legend on Certificate. Until the eligibility conditions of this Award have been satisfied and Shares have been issued in accordance with the terms of this Agreement or by action of the Committee, the Units awarded hereunder are not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of the Shares by the Participant are subject to the Company’s Insider Trading Policy and applicable securities laws. Shares issued to the Participant in certificate form or to the Participant’s book entry account upon satisfaction of the vesting and other conditions of this Award may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon the Participant’s book entry account or restricted legend(s) affixed to certificates in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

12.    Award Subject to the Plan. The Award to be made pursuant to this Agreement is made subject to the Plan. The terms and provisions of the Plan, as may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and conditions of the Plan will govern and prevail.

13.    Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Units or Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by the Participant and the Company.

14.    No Rights to Continued Employment. The Company’s intent to issue the Shares hereunder shall not confer upon the Participant any right to continued employment or other association with the Company or any of its affiliates or subsidiaries; and this Agreement shall not be construed in any way to limit the right of the Company or any of its subsidiaries or affiliates to terminate the employment or other association of the Participant with the Company or to change the terms of such employment or association at any time.

15.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principle executive offices of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

16.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws principles thereof) and applicable federal laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Florida and agree that such litigation shall be conducted only in the state of Florida, or the federal courts for the United States for the District of Florida, and no other courts, where this Award is made and/or to be performed.

17.    409A Savings Clause.  This Agreement and the Units granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4).  In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption.  Notwithstanding the foregoing, if it is determined that the Units fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of additional taxation on you in respect of the Shares under Section 409A of the Code.  Each installment of Units that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).

18.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.

AXOGEN, INC.

By:
Name:
Title:

Participant

By:
Name: [.]

Date: [.]

APPENDIX A

Nature of Grant. In accepting the grant, Participant acknowledges that:

(1)   the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(2)   this Award does not create any contractual or other right to receive future awards, or other benefits in lieu of an award, even if awards have been given repeatedly in the past, and all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(3)   this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, termination, bonuses, retirement benefits or similar payments;

(4)   the future value of the Shares is unknown and cannot be predicted with certainty; and

(5)   in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award resulting from termination of his or her employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described herein by and among, as applicable, the Company and its subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Units. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.